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To the Shareholders and Board of
Directors of
 The BlackRock Florida Investment
Quality Municipal Trust, Inc.:

In  planning and performing our audit
of  the  financial statements of  The
BlackRock Florida Investment  Quality
Municipal  Trust, Inc. (the  "Trust")
for  the year ended October 31,  1997
(on  which we have issued our  report
dated   December   12,   1997),    we
considered   its   internal   control
structure,  including procedures  for
safeguarding securities, in order  to
determine our auditing procedures for
the purpose of expressing our opinion
on  the  financial statements and  to
comply   with  the  requirements   of
Form  N-SAR, not to provide assurance
on the internal control structure.

The   management  of  the  Trust   is
responsible   for  establishing   and
maintaining   an   internal   control
structure.    In   fulfilling    this
responsibility,     estimates     and
judgments by management are  required
to  assess the expected benefits  and
related  costs  of  internal  control
structure  policies  and  procedures.
Two  of the objectives of an internal
control   structure  are  to  provide
management with reasonable,  but  not
absolute,  assurance that assets  are
safeguarded   against    loss    from
unauthorized  use or disposition  and
that  transactions  are  executed  in
accordance      with     management's
authorization  and recorded  properly
to  permit  preparation of  financial
statements    in   conformity    with
generally     accepted     accounting
principles.

Because  of  inherent limitations  in
any   internal   control   structure,
errors  or  irregularities may  occur
and    not   be   detected.     Also,
projection of any evaluation  of  the
structure   to  future   periods   is
subject  to  the  risk  that  it  may
become  inadequate because of changes
in    conditions    or    that    the
effectiveness  of  the   design   and
operation may deteriorate.

Our  consideration  of  the  internal
control    structure    would     not
necessarily disclose all  matters  in
the  internal control structure  that
might  be  material weaknesses  under
standards established by the American
Institute    of   Certified    Public
Accountants.  A material weakness  is
a  condition in which the  design  or
operation  of  the specific  internal
control  structure elements does  not
reduce to a relatively low level  the
risk that errors or irregularities in
amounts  that  would be  material  in
relation  to the financial statements
being  audited may occur and  not  be
detected  within a timely  period  by
employees  in  the normal  course  of
performing  their assigned functions.
However,   we   noted   no    matters
involving   the   internal    control
structure,  including procedures  for
safeguarding  securities,   that   we
consider to be material weaknesses as
defined  above  as  of   October  31,
1997.

This  report is intended  solely  for
the information and use of management
and   the   Securities  and  Exchange
Commission.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 12, 1997